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                                                                   EXHIBIT 10.3



                             GADZOOX NETWORKS, INC.

                           CHANGE OF CONTROL AGREEMENT


        This Change of Control Agreement (the "AGREEMENT") is made and entered into effective as of October 20, 2000 (the "EFFECTIVE DATE"), by and between Steve Dalton (the "EMPLOYEE") and Gadzoox Networks, Inc., a Delaware corporation (the "COMPANY").

                                 R E C I T A L S

        A. The Board of Directors of the Company (the "BOARD") expects that the Company may from time to time consider the possibility of an acquisition of the Company by another company or other change of control of the Company. The Board recognizes that such considerations can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities.

        B. The Board believes that it is in the best interests of the Company and for the benefit of its shareholders to provide the Employee with an incentive to continue his employment and to maximize the value of the Company upon a Change of Control.

        C. Certain capitalized terms used in the Agreement are defined in
SECTION 7 below.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, and in consideration of the continuing employment of the Employee by the Company, the parties agree as follows:

        1. EMPLOYMENT.

           (a) Position. The Company has and continues to employ the Employee in the position of Vice President, Engineering with such duties, responsibilities and compensation as are in effect as of the Effective Date; provided, however, that this Agreement shall not in any manner restrict the Company in its employment relationship with the Employee prior to the occurrence of a Change of Control, including from revising such duties, responsibilities or compensation from time to time.

           (b) At-Will Employment. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, this Agreement shall not entitle the Employee to any payment, benefit, damage, award or compensation other than as specifically provided by this Agreement.



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        2. TERMINATION FOLLOWING A CHANGE OF CONTROL.

           (a) If a Change of Control occurs while the Employee is employed by the Company, then, subject to SECTION 4 hereof, the number of all stock options and restricted stock owned beneficially by the Employee which (A) are, in the case of stock options, unvested and, in the case of restricted stock, subject to a repurchase option, as of the effective date of the Change of Control, and (B) would have been either vested or been released from such repurchase option on the first anniversary of the first day of the month immediately following the effective date of the Change of Control, assuming only for such purposes that the Employee continued to be employed by the Company during such period, shall on the effective date of the Change of Control be fully vested (and immediately exercisable) and any such repurchase option shall cease to apply to such restricted stock, regardless of whether or not the Employee's employment with the Company continues following the effective date of the Change of Control. The balance of any unvested stock options or restricted stock subject to a repurchase option not so accelerated shall continue to vest on the same schedule that existed prior to the Change of Control with respect to such options or stock.

           (b) If the Employee's employment with the Company terminates at any time as a result of the Involuntary Termination of the Employee within twelve
(12) months immediately following a Change of Control, then, subject to SECTION 4 hereof, all stock options and restricted stock owned beneficially by the Employee and which are, in the case of stock options, unvested and, in the case of restricted stock, subject to a repurchase option as of the effective time of the Change of Control event shall become vested (and immediately exercisable) and any such repurchase option shall cease to apply to such restricted stock.

        3. VOLUNTARY RESIGNATION; TERMINATION FOR CAUSE. If the Employee's employment terminates by reason of the Employee's voluntary resignation (and is not an Involuntary Termination), or if the Employee is terminated for Cause, then the Employee shall not be entitled to receive any accelerated vesting (as may be provided by SECTION 2 hereof) or other benefit from the Company pursuant to this Agreement.

        4. DISABILITY; DEATH. If the Company terminates the Employee's employment as a result of the Employee's Disability, or the Employee's employment with the Company is terminated due to the death of the Employee, then the Employee shall not be entitled to receive any accelerated vesting (as may be provided by SECTION 2) or other benefit from the Company.

        5. LIMITATION ON PAYMENTS. If the benefits provided for in this Agreement to the Employee (i) constitute a "parachute payment(s)" within the meaning of SECTION 280G of the Internal Revenue Code of 1986, as amended (the "CODE") and (ii) but for this Section, would be subject to the excise tax imposed by SECTION 4999 of the Code, then the Employee's severance benefits under SECTION 2 shall be payable either:

           (a) in full; or

           (b) as to such lesser amount which would result in no portion of such severance benefits being subject to excise tax under SECTION 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by SECTION 4999, results in the receipt by the Employee on an after-tax basis, of the greatest amount of severance benefits under SECTION 4(A) hereof, notwithstanding that all or some portion of such severance benefits may be taxable under



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SECTION 4999 of the Code. Unless the Company and the Employee otherwise agree in writing, any determination required under this SECTION 5 shall be made in writing by the Company's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this SECTION 5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of SECTIONS 280G AND 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this SECTION 5.

        6. CERTAIN BUSINESS COMBINATIONS. If the Board determines, upon receipt of a written opinion of the Corporation's independent public accountants, that the enforcement of any provision of this Agreement would preclude accounting for any proposed business combination of the Company involving a Change of Control as a pooling of interests, and the Board otherwise determines to approve such a proposed business transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then any such provision of this Agreement shall be null and void.

        7. DEFINITIONS. The following terms referred to in this Agreement shall have the following meanings:

           (a) "CAUSE" means (i) any act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee of the Company and intended to result in substantial personal enrichment of the Employee, (ii) the Employee being convicted of a felony, (iii) a willful act by the Employee which constitutes gross misconduct and which is injurious to the Company, and
(iv) the repeated failure by the Employee to perform the Employee's assigned duties or responsibilities as an employee of the Company after there has been delivered to the Employee a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his duties or responsibilities.

           (b) "CHANGE OF CONTROL" means the occurrence of any of the following:
(A) When any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; provided, however, that sales by the Company of its equity securities shall not constitute a Change of Control; or (B) the effective date of a merger or consolidation of the Company with any other third party, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls such surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, such surviving entity or the entity that controls such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the



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Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

           (c) "DISABILITY" means that the Employee, at the time notice has been given, has been unable to perform his assigned duties or responsibilities as an employee of the Company for a period of 26 consecutive weeks as the result of his incapacity due to physical or mental illness. If the Employee resumes the performance of substantially all of his assigned duties or responsibilities before the termination of his employment for the purposes of this Agreement becomes effective, the notice of termination shall automatically be deemed to have been revoked. This Agreement shall not confer any benefit to the Employee and no compensation or benefits will be paid or provided to the Employee under this Agreement on account of termination for Disability, or for periods following the date when such a termination of employment is effective. The Employee's rights under the benefit plans of the Company shall be determined under the provisions of those plans.

           (d) "INVOLUNTARY TERMINATION" means any of the following not undertaken for Cause (i) without the Employee's express written consent, a significant reduction of the Employee's duties, position or responsibilities, or the removal of the Employee from such position and responsibilities, unless the Employee is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status); provided however, that (A) a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Employee, if Chief Executive Officer of the Company immediately prior to a Change of Control, remains as such following a Change of Control and is not made the Chief Executive Officer of the acquiring corporation or a division thereof) shall not constitute an "Involuntary Termination" and (B) a reduction by an affirmative act of the Company causing than half of the number of staff reporting to the Employee shall constitute an "Involuntary Termination"; (ii) without the Employee's express written consent, a substantial reduction, without a good business reason, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a significant reduction by the Company in the Base Compensation of the Employee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (v) without the Employee's express written consent, the relocation of the Employee to a facility or a location more than 50 miles from the Employee's then present location; and (vi) any purported termination of the Employee by the Company which is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid.

           (e) "TERMINATION DATE" means the date on which either party delivers to the other a notice of termination of the Employee's employment with the Company.

        8. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. This Agreement shall be binding upon the Employee and his heirs, executors, administrators and assigns.

        9. NOTICE.



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           (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

           (b) Notice of Termination. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation or an Involuntary Termination of the Employee shall be communicated by a notice of termination to the other party hereto given in accordance with this SECTION. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination of the Employee shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

        10. ARBITRATION. Any and all disputes or controversies whether of law or fact and of any nature whatsoever arising from or respecting this Agreement shall be finally decided by arbitration in accordance with the rules and regulations of the American Arbitration Association.

        The arbitrator shall be selected as follows: in the event the Company and the Employee agree on one arbitrator, the arbitration shall be conducted by such arbitrator. In the event the Company and the Employee do not so agree, the Company and the Employee shall each select one independent, qualified arbitrator and the two arbitrators so selected shall select the third arbitrator. The Company reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization.

        Arbitration shall take place at Santa Clara County, California, or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in the utmost secrecy; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for the inspection only of the Company or the Employee and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. The arbitrator, who shall act by majority vote, shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary and/or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs, provided that punitive damages shall not be awarded. The decree or judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

        Reasonable notice of the time and place of arbitration shall be given to all persons, other than the parties, as shall be required by law, in which case such persons or those authorized



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representatives shall have the right to attend and/or participate in all the arbitration hearings in such manner as the law shall require.

        11. MISCELLANEOUS PROVISIONS.

           (a) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

           (b) Entire Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

           (c) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

           (d) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

           (e) No Assignment of Benefits. The rights of any person to any benefit under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this SECTION (E) shall be void.

           (f) Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

           (g) Assignment by Company. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

           (h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.



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        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


COMPANY:                                 GADZOOX NETWORKS, INC.


                                         By:
                                            -----------------------------------

                                         Title:
                                               --------------------------------


EMPLOYEE:


                                         --------------------------------------
                                         (Please print Name)


                                         --------------------------------------
                                         (Signature)